Exhibit 32
Certification of Principal Executive Officer and Principal Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Mylan N.V. (the “Company”) for the period ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HEATHER BRESCH
Heather Bresch
Chief Executive Officer
(Principal Executive Officer)

/s/ PAUL B. CAMPBELL
Paul B. Campbell
Chief Accounting Officer and Corporate Controller
(Principal Accounting Officer)*
Date: November 6, 2020
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release No. 34-47551 and shall not be considered filed as part of the Form 10-Q.
*Note: Kenneth S. Parks departed as Chief Financial Officer and principal financial officer of Mylan N.V. effective as of September 1, 2020. Paul B. Campbell is the person for purposes of this certification performing a similar function to that of the principal financial officer as of the date of this Form 10-Q.